Exhibit 23.1


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-61322, 333-60381, 333-30878, 333-60316, and 333-113752) and
(Form  S-3 Nos. 333-38246, 333-38218 and 333-109682) of Spartech Corporation
of our report dated December 17, 2004, with respect to the consolidated financial statements and schedule incorporated by reference or included in the Annual Report (Form 10-K) for the year ended October 30, 2004.

/s/ Ernst & Young LLP

St. Louis, Missouri
January 13, 2005